EXHIBIT 21

TSR, INC. AND SUBSIDIARIES
List of Subsidiaries to Report on Form 10-K
Fiscal Year Ended May 31, 2010

Name	State of Incorporation/Formation
TSR Consulting Services, Inc.	New York
Logixtech Solutions, LLC	Delaware